     As filed with the Securities and Exchange Commission on    Page _1_ of _24_
     January 13, 1994                                           Exhibit Index
                                                                on page 7

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                                    --------

                                    FORM S-8

                            REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          PROTECTIVE LIFE CORPORATION
             (Exact name of Registrant as specified in its charter)


                   DELAWARE                       95-2492236
           (State of Incorporation)   (I.R.S. Employer Identification No.)

           2801 HIGHWAY 280 SOUTH
             BIRMINGHAM, ALABAMA                     35223
  (Address of principal executive offices)        (Zip Code)


                          PROTECTIVE LIFE CORPORATION
                           DEFERRED COMPENSATION PLAN
                                  FOR OFFICERS
                            (Full Title of the Plan)


                                JOHN K. WRIGHT
                             2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA  35223
                                 (205) 879-9230
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                          Proposed Maximum    Proposed Maximum
 Title of Securities to   Amount to be   Offering Price Per  Aggregate Offering     Amount of Registration
     be Registered         Registered        Share(1)            Price(1)                 Fee(1)
 ----------------------   ------------   ------------------   ------------------   ----------------------
    Common Stock,
    $0.50 par value          400,000          $43.125            $17,250,000           $5,948.28


(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the New York Stock Exchange on January 7, 1994.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                   PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Annual Report on Form 10-K for Protective Life Corporation (the "Company") for the year ended December 31, 1992.

            (b) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

            (c) The description of the Company's common stock (which is registered under Section 12 of the Securities Exchange Act of 1934) which is contained in the Company's Registration Statements on Form 10 and Form 8-A filed under such Act, and any amendment or report filed for the purpose of updating such description.

      All reports and other documents filed with the Securities and Exchange Commission by the Company and the Protective Life Corporation Deferred Compensation Plan for Officers (the "Plan") subsequent to the date of this Prospectus pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will deliver without charge, upon written or oral request, a copy of any and all information that is incorporated by reference herein. Such requests should be directed to the Secretary of the Company.

ITEM 4.    DESCRIPTION OF SECURITIES

      Not applicable

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 6.5 of Article VI of the Certificate of Incorporation of the Company, as amended, provides, in part, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity or any other capacity while in the service of the Company, shall be indemnified by the Company to the fullest extent authorized by law, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. Indemnification will not be provided to any person who initiates an action, suit or proceeding unless the filing of such action, suit or proceeding is approved in advance by Company's Board of Directors. The right to indemnification conferred herein shall be a contract right and shall include the right, subject to all requirements of law, to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. The Company may, by action of its Board of Directors, extend similar rights of indemnification to its employees and agents.

      In addition, the executive officers and directors are insured by the Company's Directors' and Officers' Liability Insurance Policy including company reimbursement and are indemnified by a written contract with the Company which supplements such coverage.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable

ITEM 8.    EXHIBITS

      See the Exhibit Index on page 7 of this Registration Statement.

ITEM 9.    UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on the 13th day of January, 1994.

                                    PROTECTIVE LIFE CORPORATION



                                    By:/S/DRAYTON NABERS, JR.
                                       --------------------------------------
                                        Drayton Nabers, Jr.
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                CAPACITY IN WHICH SIGNED            DATE
    ---------                ------------------------            ----

/s/Drayton Nabers, Jr.     President and Chief Executive   January 13, 1994
- ------------------------   Officer (Principal Executive
DRAYTON NABERS, JR.        Officer) and Director

/s/ John D. Johns          Executive Vice President and    January 13, 1994
- ------------------------   Chief Financial Officer
JOHN D. JOHNS              (Principal Financial Officer)

/s/ Jerry W. DeFoor        Vice President and Controller,  January 13, 1994
- ------------------------   and Chief Accounting Officer
JERRY W. DEFOOR            (Principal Accounting Officer)

                      *    Chairman of the Board and       January 13, 1994
- ------------------------   Director
WILLIAM J. RUSHTON III

                      *    Director                        January 13, 1994
- -----------------------
JOHN W. WOODS

                      *    Director                        January 13, 1994
- -----------------------
CRAWFORD T. JOHNSON III

                      *    Director                        January 13, 1994
- -----------------------
WILLIAM J. CABANISS, JR.

                      *   Director                        January 13, 1994
- -----------------------
H. G. PATTILLO

                      *   Director                        January 13, 1994
- -----------------------
EDWARD L. ADDISON

                      *   Director                        January 13, 1994
- -----------------------
JOHN J. MCMAHON, JR.

                      *   Director                        January 13, 1994
- -----------------------
A. W. DAHLBERG

                      *   Director                        January 13, 1994
- -----------------------
JOHN W. ROUSE, JR.

                      *   Director                        January 13, 1994
- -----------------------
ROBERT T. DAVID

                      *   Director                        January 13, 1994
- -----------------------
RONALD L. KUEHN, JR.

                      *   Director                        January 13, 1994
- -----------------------
HERBERT A. SKLENAR


- -------------


      *Drayton Nabers, Jr., by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


                                       By: /S/ Drayton Nabers, Jr.
                                           ---------------------------
                                           DRAYTON NABERS, JR.
                                           Attorney-in-fact

                                EXHIBIT INDEX


   EXHIBIT                                                             PAGE

       4    Protective Life Corporation Deferred Compensation Plan
                for Officers............................................   8

       5    Opinion of General Counsel of Protective Life Corporation...  15

       8    Opinion re Tax Matters......................................  16

      15    Letter re Unaudited Interim Financial Information...........  19

   23(a)    Consent of General Counsel of Protective Life Corporation...  20

   23(b)    Consent of Coopers & Lybrand................................  21

   23(c)    Consent of KPMG Peat Marwick................................  22

      24    Power of Attorney...........................................  23